Exhibit 10.3

Endava Limited
Long Term Incentive Plan

Adoption Date 30 June 2015

PricewaterhouseCoopers LLP, 1 Embankment Place, London WC2N 6RH
T: +44 (0) 20 7583 5000, F: +44 (0) 20 7822 4652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of
PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH.PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.

Endava Long Term Incentive Plan

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19	Interpretation	14
19.1	Definitions	14
19.2	Interpretation	17
Schedule 1 - Standard Banking Schedule		18
Schedule 2 - Standard Vesting Schedule		19

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1	Making of Awards

1.1	Making of Awards
Subject to Rules 1.5 , 1.6, and 1.7,the Board may from time to time make Awards to Eligible Employees.

1.2	Terms of Awards
Subject to the Rules, the Board will in its absolute discretion decide whether or not any Awards are made at any particular time and, if they are, who they are made to and the terms of such Awards.

1.3	Procedure for making of Awards and Award Date
An Award shall be made by the Board passing a resolution. The Award Date shall be the date on which the Board passes the resolution or such later date as specified in the resolution and allowed by Rule 1.5. The making of an Award shall be evidenced by a deed executed by or on behalf of the Board. An Award Certificate shall be issued to each Award Holder as soon as practicable following the making of the Award.

1.4	Contents of Award Certificate
An Award Certificate shall state:

1.	whether the Award comprises an Option or a Conditional Share Award;

2.	the Award Date;

3.	the number of Plan Shares subject to the Award;

4.	the Award Price (if any);

5.	the date or dates on which the Award will Bank;

6.	the date or dates on which the Award will Vest;

7.	the Lapse Date;

8.	the Performance Target or the method by which the Performance Target will be set;
and

9.	any other conditions of the Award.

1.5	When Awards can be made
Subject to Rule 1.6, the Board may make Awards at any time following adoption of the plan.

1.6	When Awards may not be made
Awards may not be made after the tenth anniversary of adoption of the Plan or after the Flotation Date.

1.7	Who can be made Awards
An Award may not be made to an individual who is not an Eligible Employee at the Award Date.

1.8	Right to refuse Awards
An Award Holder may, by notice in writing to the Company within thirty days after the Award Date say he does not want it in whole or part. In such a case, the Award shall to that extent be treated as never having been made. No payment is required from the Award Holder or the Company.

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1.9	Awards non-transferable
An Award shall be personal to the Award Holder and, except in the case of the death of an Award Holder, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Award Holder purports to transfer, charge or otherwise alienate the Award.

2	Plan Limits

2.1	General
The aggregate number of Plan Shares over which Awards may be made shall be limited to such amounts as agreed by shareholders from time to time. The aggregate number of Plan Shares agreed by shareholders as at the date of adoption of the Plan is 200,000.

2.2	Calculation
For the purpose of the limits contained in this Rule 2:

•	there shall be disregarded any Plan Shares where the right to acquire the Plan Shares has lapsed or been renounced; and

•
any Plan Shares issued in relation to an Award, or on the exercise of an option or the vesting of other rights of an employee under any other Employees’ Share Scheme operated by the Group shall be taken into account once only (when the Award is made or the option is granted or the right awarded) and shall not fall out of account when the Award Vests, the option is exercised or other rights vest.

2.3	Scaling down
If the making of an Award would cause the limits in this Rule 2 to be exceeded, such Award shall take effect as an Award over the maximum number of Plan Shares which does not cause the limit to be exceeded. If more than one Award is made on the same Award Date, the number of Plan Shares which would otherwise be subject to each Award shall be reduced pro rata.

3	Award Price
The Award Price shall be determined by the Board and may be any price. Where the Company has determined that an Award will be satisfied by the issue of new shares and the Award Price is less than the nominal value of a Plan Share, the Company will ensure that at the time of the issue of the Plan Shares arrangements are in place to pay up the nominal value of the relevant Plan Shares.

4	Performance Target

4.1	Setting of Performance Target
The Banking of an Award and the extent to which it Banks will be subject to the satisfaction of Performance Targets and any other conditions set by the Board in respect of each Financial Year in the Performance Period. The initial Performance Target shall be set at or around the Award Date. Performance Targets in relation to future Financial Years shall be set at or around the beginning of the relevant Financial Year or at such other time as determined by the Board.

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4.2	Nature of Performance Target
The Performance Target and any further condition imposed under Rule 4.1 shall be:

•	objective; and

•	notified to the Award Holder as soon as practicable after the start of the relevant Financial Year.

4.3	Substitution, variation or waiver of Performance Target
If the Board considers that the Performance Target or any other condition imposed under Rule 4.1 subject to which an Award has been made is no longer appropriate, the Board may substitute, vary or waive the Performance Target or the condition in such manner (and make such consequential amendments to the Rules) as is reasonable in the circumstances.
The Award shall then take effect subject to the Performance Target or any other condition as substituted, varied or waived.

4.4	Notification of Award Holders
The Board shall, as soon as practicable, notify each Award Holder concerned of any determination made by it under this Rule 4.

5	Banking of Awards

5.1	Earliest date for Banking of Awards
Subject to Rules 7, 8 and 16.4 an Award will Bank on the latest of:

•	the relevant date or dates specified in the Award Certificate under Rule 1.4 (which, unless otherwise specified, shall be as set out in Schedule 1); and

•	the date on which the Board determines that the Performance Target and any further condition imposed under Rule 4.1, have been satisfied.

5.2	Effect of Award Banking
Subject to the Rules, the effect of an Award Banking shall be that it shall be eligible to Vest on or after an Exit Event in accordance with Rule 6.

5.3	Effect of Cessation of Relevant Employment
Subject to Rule 7, an Award shall Bank only while the Award Holder is in Relevant Employment and if an Award Holder ceases to be in Relevant Employment, no further Banking shall occur. This Rule 5.3 shall apply where the Award Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Award Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).
Where an Award Holder has given or received notice of termination of Relevant Employment (whether or not lawful) an Award granted to him shall not Bank during any period when the notice is effective. If an Award would otherwise have Banked during this period, and the notice is withdrawn, the Award will Bank when the notice is withdrawn.

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5.4	Clawback
Notwithstanding Rule 5.2, the Board may, at the time of Vesting of an Award or at any time before, reduce the number of Plan Shares subject to an Award including for the avoidance of doubt Awards already Banked in whole or in part (including, for the avoidance of doubt, to nil) in the following circumstances:

•
discovery of a material misstatement in the audited consolidated accounts of the Company or the audited accounts of any Group Member, in particular but not limited to any misstatement that would have affected the extent to which an Award has Banked; and\or action or conduct of an Award Holder or Award Holders which, in the reasonable opinion of the Board, amounts to fraud or gross misconduct or brings the Company into disrepute.

•	In determining the reduction which should be applied under this Rule 5.4, the Board shall act fairly and reasonably but its decision shall be final and binding.
For the avoidance of doubt, any reduction under this Rule 5.4 may be applied on an individual basis as determined by the Board.

6	Vesting of Awards (and Exercise of Options)

6.1	Earliest date for Vesting of Awards
Subject to Rules 7 and 8, an Award will Vest on the latest of:

•	the relevant date or dates on or after an Exit Event specified in the Award Certificate under Rule 1.4 (which unless otherwise specified shall be as set out in Schedule 2); and

•	the date on which the Award is Banked.

6.2	Effect of Award Vesting
Subject to the Rules, the effect of an Award Vesting shall be:

•	in the case of an Option, that the Award Holder is entitled to exercise the Option at any time until it otherwise lapses under the Rules to the extent that it has Vested;
in the case of a Conditional Share Award, that the Award Holder shall become entitled to the transfer of the Plan Shares to the extent that the Award has Vested.

6.3	No Vesting or Exercise while Dealing Restrictions apply
Plan Shares may not be issued or transferred to an Award Holder (nor, in the case of an Option, may the Option be exercised) while Dealing Restrictions apply. Instead, subject to rule 10, the Award will Vest (and an Option may be exercised) on the first applicable date after the end of the period where Dealing Restrictions apply.

6.4	Effect of Cessation of Relevant Employment
Subject to Rule 7, an Award shall Vest and an Option may be exercised only while the Award Holder is in Relevant Employment and if an Award Holder ceases to be in Relevant Employment, any Award granted to him shall lapse on cessation. This Rule 6.4 shall apply where the Award Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Award Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).
An Award Holder who has given or received notice of termination of Relevant Employment (whether or not lawful) may not exercise an Option during any period when the notice is effective and an Award granted to him shall not Vest during this period. If an Award would otherwise have Vested during this period, and the notice is withdrawn, the Award will Vest when the notice is withdrawn.

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6.5	Options may be exercised in whole or in part
Subject to Rules 6.3 and 6.4, a Vested Option may be exercised in whole or in part at any time. If exercised in part, the unexercised part of the Option shall not lapse as a result and shall remain exercisable in accordance with the Rules.

6.6	Procedure for exercise of Options

•
An Option shall be exercised by the Award Holder delivering to the Company a duly completed notice of exercise in the form from time to time prescribed by the Company, specifying the number of Plan Shares in respect of which the Option is being exercised, and either accompanied by the Award Price (if any) in full or confirmation of arrangements satisfactory to the Board for the payment of the Award Price, together with any payment and/or documentation required under Rule 12 and, if required, the Award Certificate.

•	For the avoidance of doubt, the date of exercise of an Option shall be the date of the receipt of the notice of exercise and compliance with the first paragraph of this Rule 6.6.

6.7	Issue or transfer of Plan Shares
Subject to Rules 6.8 and 12 and to any necessary consent and to compliance by the Award Holder with the Rules, the Company shall, as soon as practicable and in any event not later than thirty days after:

•
the exercise date in the case of an Option arrange, for the issue or transfer to the Award Holder of the number of Plan Shares specified in the notice of exercise together with, in the case of the partial exercise of an Option, an Award Certificate in respect of, or the original Award Certificate endorsed to show, the unexercised part of the Option; and

•	the Vesting of an Award, in the case of a Conditional Share Award, arrange for the issue or transfer to the Award Holder of the number of Plan Shares in respect of which the Award has Vested.

6.8	Power to declare Exit Event
Subject to Rule 6.10, if the Board in its absolute discretion considers it appropriate, it may determine that an Exit Event has occurred such that all of a Banked Award, or such proportion as the Board may determine at its discretion, may Vest forthwith or on a specified future date, subject to such further conditions as the Board may reasonably require, which may include a provision that an Option may lapse if it has not been exercised within a reasonable period notified to the Award Holder.

6.9	Net Settling
Subject to Rule 12, the Company may on exercise of an Option or Vesting of a Conditional Share Award arrange for the transfer or issue to the Award Holder of Plan Shares with a Market Value equal to the Gain on the date of exercise of the Option or Vesting of the Conditional Share Award (rounded down to the nearest whole Plan Share). The Award Holder shall not be required to make payment for these Plan Shares.
Where the Board settles an Award in the manner described in this Rule 6.8, this shall be in full and final satisfaction of the Award Holder’s rights under the Award.

6.10	US Taxpayers
This Rule 6.10 shall apply to US Taxpayers. Notwithstanding anything to the contrary contained in the Plan, no Option may be exercised later than 2.5 calendar months after the end of the Taxable Year in which the Option first becomes not subject to a substantial risk of forfeiture, provided that the Option shall lapse on the date it would have lapsed had this rule not applied. The Rules of the Plan shall be interpreted accordingly.
In respect of Conditional Share Awards held by Good Leavers no Awards may Vest later than 2.5 calendar months after the end of the Taxable Year in which the Award first becomes not subject to a substantial risk of

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forfeiture, provided that the Award shall lapse on the date it would have lapsed had this rule not applied. The Rules of the Plan shall be interpreted accordingly.
For the purposes of this Rule 6.10, Taxable Year means the 12 month period in respect of which the Option Holder is obliged to pay US Tax or, if it would result in a longer exercise period, the 12 month period in respect of which the Option Holder’s employing company is obliged to pay tax. US Taxpayer means a person who is subject to taxation under the tax rules of the United States of America.
Where this Rule applies the Board may at its discretion determine that Unvested Awards held by Good Leavers shall Vest in full or such part as it may determine prior to the date on which it lapses under this Rule.
Rule 6.8 is disapplied in respect of US Taxpayers other than where the discretion is exercised in the imminent contemplation of an Exit Event.

7	Banking and Vesting of Awards (and Exercise of Options) in Special Circumstances

7.1	Death
Notwithstanding Rule 5.3, if an Award Holder dies any Unbanked Awards will lapse.
Notwithstanding Rule 6.4 if an Award Holder dies, he shall retain his Banked Awards which will Vest and be Exercisable in accordance with the Rules.
In the case of Options, if an Award Holder dies, his personal representatives shall be entitled to exercise the Vested proportion of his Options at any time during the period ending twelve months after the date of death or twelve months after the date of Vesting, if later. If not so exercised, the Option shall lapse at the end of such period.

7.2	Good Leaver provisions
Notwithstanding Rule 5.3, if an Award Holder ceases to be in Relevant Employment by reason of being a Good Leaver any Unbanked Awards will lapse.
Notwithstanding Rule 6.4 if an Award Holder ceases to be in Relevant Employment by reason of being a Good Leaver he shall retain his Banked Awards which will Vest and be Exercisable in accordance with the Rules.
In the case of Options, the Award Holder shall be entitled to exercise the Vested proportion of his Options at any time during the period ending six months after the date of cessation of his employment or six months after the date of Vesting, if later, and subject to such conditions as imposed by the Board. If not so exercised, the Option shall lapse at the end of such period.

7.3	Award Holder relocated abroad
Notwithstanding Rules 5.1 and 6.1 if it is proposed that an Award Holder, while continuing to be in Relevant Employment, should work in a country other than the country in which he is currently working and, by reason of the change, the Award Holder would:

•	suffer less favourable tax treatment in respect of his Awards; or

•
become subject to a restriction on his ability to exercise an Option, to have issued or transferred to him the Plan Shares subject to an Award or to hold or deal in such Plan Shares or the proceeds of sale of such Plan Shares his Awards may, at the discretion of the Board, Bank and Vest immediately either in full or to the extent determined by the Board in its absolute discretion taking into account such factors as the Board may consider

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relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target and any further condition imposed under Rule 4.1. Where the Award is an Option, the Award Holder may exercise his Vested Option at any time during the period beginning three months before the proposed date of his transfer and ending three months after the date of his actual transfer. If not so exercised, the Option shall not lapse but shall cease to be treated as having Banked or Vested and shall continue in force in accordance with the Rules of the Plan.

7.4	Meaning of ceasing to be in Relevant Employment
For the purposes of the Plan, an Award Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

7.5	Interaction of Rules
In the case of an Option:

•
If the Option has become exercisable under Rule 7.2 and, during the period allowed for the exercise of the Option under Rule 7.2 the Award Holder dies, the period allowed for the exercise of the Option shall be the period allowed by Rule 7.1;

•
If the Option has become exercisable under Rule 7 and, during the period allowed for the exercise of the Option under Rule 7, the Option becomes exercisable under Rule 8 also (or vice versa), the period allowed for the exercise of the Option shall be the shorter of the period allowed by Rule 7 and the period allowed by Rule 8.

8	Takeover and other corporate events

8.1	Takeover
Subject to Rule 9, where a person other than a New Holding Company obtains Control of the Company under circumstances which constitute an Exit Event, as a result of making an offer to acquire Plan Shares, the Board may at its discretion determine that all or a proportion of Unbanked Awards will Bank on the date the person obtains Control, taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target, the availability of an appropriate alternative plan and any further condition imposed under Rule 4.1.
Banked Awards will Vest on the date the person obtains Control The Board may impose a condition that any proceeds of disposal of Plan Shares shall be subject to deferral on such terms as are intended to be consistent with the Vesting schedule specified in the Award Certificate.
A Vested Option may be exercised during a period of 30 days beginning with the time when the person making the offer has obtained Control or such longer period as determined by the Board. If not so exercised, the Options shall lapse at the end of such period unless the Board determines otherwise, in which case the Options shall continue in force until such time as they lapse in accordance with the Rules.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.2	Compulsory acquisition of Company
Subject to Rule 9, if a person other than a New Holding Company becomes entitled or bound to acquire shares in the Company under section 979 of the Companies Act 2006, under circumstances which constitute an Exit Event, the Board may at its discretion determine that all or a proportion of Unbanked Awards will Bank on the date the person becomes entitled or bound to acquire shares in the Company taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target, the availability of an appropriate alternative plan and any further condition imposed under Rule 4.1.

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Banked Awards will Vest on the date the person becomes entitled or bound to acquire shares in the Company. The Board may impose a condition that any proceeds of disposal of Plan Shares shall be subject to deferral on such terms as are intended to be consistent with the Vesting schedule specified in the Award Certificate.
A Vested Option may be exercised at any time during the period beginning with the date the person serves a notice under section 979 and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice. If not so exercised, the Options shall lapse at the end of the seven days.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.3	Reconstruction or amalgamation of Company
Subject to Rule 9, if a person other than a New Holding Company proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006, under circumstances which constitute an Exit Event, the Board may at its discretion determine that all or a proportion of Unbanked Awards will Bank on the date the person proposes to obtain Control of the Company taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target, the availability of an appropriate alternative plan and any further condition imposed under Rule 4.1.
Banked Awards will Vest on the date the person proposes to obtain Control of the Company. The Board may impose a condition that any proceeds of disposal of Plan Shares shall be subject to deferral on such terms as are intended to be consistent with the Vesting schedule specified in the Award Certificate.
A Vested Option may be exercised at any time during the period of six months from the compromise or arrangement being sanctioned by the court and if not exercised within that period it shall lapse.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.4	Winding-up of Company
Subject to Rule 9, if notice is given of a resolution for the voluntary winding-up of the Company, the Board may at its discretion determine that all or a proportion of Unbanked Awards will Bank on the date the notice is given taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target, the availability of an appropriate alternative plan and any further condition imposed under Rule 4.1.
Banked Awards will Vest on the date the notice is given. A Vested Option may be exercised at any time during the period of six months from the date of the notice and if not exercised within that period it shall lapse. . The Board may impose a condition that any proceeds of disposal of Plan Shares shall be subject to deferral on such terms as are intended to be consistent with the Vesting schedule specified in the Award Certificate.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.5	Asset Sale
Subject to Rule 9, in the event of a distribution following an Asset Sale that is an Exit Event, the Board may at its discretion determine that all or a proportion of Unbanked Awards will Bank taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to the Performance Target, the availability of an appropriate alternative plan and any further condition imposed under Rule 4.1.
Banked Awards will Vest on such date as is determined by the Board that entitles the Plan Shares to participate in such distribution.
A Vested Option may be exercised at such date that entitles the Plan Shares to participate in such distribution. The Board may impose a condition that any distributions in respect of Plan Shares shall be subject to deferral of receipt on such terms as are intended to be consistent with the Vesting schedule specified in the Award

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Certificate. If not exercised within that period the Award shall lapse, unless the Board at its discretion determines otherwise in which case it shall remain subject to the Rules until it otherwise lapses under the Rules.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.6	Demergers and Other Events
The Board may determine that Awards Bank in whole or in part if it becomes aware that the Company will be affected by a demerger, distribution (which is not an ordinary dividend) or other transaction not otherwise covered by the Rules.
Banked Awards will Vest on such date as is determined by the Board. The Board may impose a condition that any proceeds of disposal of Plan Shares or the receipt of any distribution on such demerger shall be subject to deferral on such terms as are intended to be consistent with the Vesting schedule specified in the Award Certificate.
A Vested Option may be exercised at any time during such period determined by the Board and if not exercised within that period it shall lapse unless the Board at its discretion determines otherwise in which case it shall remain subject to the Rules until it otherwise lapses under the Rules.
All Awards shall lapse at the end of such period unless the Board determines otherwise.

8.7	Meaning of “obtains Control of the Company”
For the purpose of Rule 8 a person shall be deemed to have obtained Control of the Company if he and others Acting in Concert with him have together obtained Control of it.

8.8	Notification of Award Holders
The Board shall, as soon as reasonably practicable, notify each Award Holder of the occurrence of any of the events referred to in this Rule 8 and explain how this affects their position under the Plan.

9	Exchange of Awards

9.1	Circumstances in which exchange can occur
If a company (including for the purposes of this Rule 9.1 a New Holding Company) (“the Acquiring Company”) acquires Control of the Company an Award Holder may, at any time during a period specified by the Board , by agreement with the Acquiring Company, release his Award in exchange for a new award (“New Award”). For the avoidance of doubt, an Award which is not already Vested and is so released shall not Vest pursuant to Rule 8, unless the Board at its discretion determines otherwise.
If the Award Holder does not release the Award within the specified period, the Award shall lapse at the end of such period, unless the Board at its discretion determines otherwise.

9.2	Terms of exchange
The following applies in respect of the New Award:

1.	The Award Date of the New Award shall be deemed to be the same as the Award Date of the Award.

2.	The New Award will be in respect of the shares in a company determined by the Board.

3.
In the application of the Plan to the New Award, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Award relates.

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4.
The New Award must be equivalent to the Award. Whether an Award is “equivalent” will be determined by the Board taking account of the total value of Plan Shares and total Award Price and applicable Performance Targets of the Award at the date of exchange.

10	Lapse of Awards
Notwithstanding any other provision of the Rules, an Award shall lapse on the earliest of:

•	the Lapse Date;

•
the Board determining that the Performance Target or any further condition imposed under Rule 4.1 has not been satisfied either in whole nor in part in respect of the Award and can no longer be satisfied in whole or in part (such that the relevant part of the Award is no longer capable of becoming Banked) in which case the Award shall lapse either in whole or as to such part in relation to which the Performance Target or other conditions imposed under Rule 4.1 can no longer be satisfied;

•	subject to Rule 7, the Award Holder ceasing to be in Relevant Employment;

•	any date provided for under these Rules;

•	unless the Board decides otherwise, the date on which the Award Holder becomes bankrupt or enters into a compromise with his creditors generally.

11	Adjustment of Awards on Reorganisation

11.1	Power to adjust Awards
In the event of a Reorganisation, the number of Plan Shares subject to an Award, the description of the Plan Shares, the Award Price, or any one or more of these, shall be adjusted proportionately.

11.2	Notification of Award Holders
The Company shall, as soon as reasonably practicable, notify each Award Holder of any adjustment made under this Rule 11 and explain how this affects their position under the Plan.

12	Taxes and Social Security

12.1	Deductions
Unless the Award Holder discharges any liability that may arise himself, the Company or any Group Member (as the case may be) may withhold such amount, or make such other arrangements as it may determine appropriate, for example to sell or withhold Plan Shares, to meet any liability to taxes or social security contributions in respect of Awards.

12.2	Transfer of Employer’s NIC
To the extent permitted by law, the Award Holder will be liable for all of the Employer’s NIC in relation to an Award under the Plan, subject to the Board’s discretion that this rule should not apply in full or in part.Employer’s NIC means employer’s national insurance contributions liability or any local equivalent.

12.3	Execution of Document by Award Holder
The Company may require an Award Holder to execute a document in order to bind himself contractually to any such arrangement as is referred to in Rules 12.1 and 12.2 and return the executed document to the Company by a specified date. It shall be a condition of Vesting of the Award that the executed document be returned by the specified date unless the Board determines otherwise.

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12.4	Tax elections
The Board may, at its discretion, determine that an Option may not be exercised and/or the Plan Shares subject to a Conditional Share Award may not be issued or transferred to the Award Holder (or for his benefit) unless the Award Holder has beforehand signed an election under s431(1) Chapter 2 of Part 7 of ITEPA 2003 or under section 83(b) of the Code or any similar tax elections in relevant jurisdictions.

13	Issue and Listing of Plan Shares

13.1	Rights attaching to Plan Shares
All Plan Shares issued and/or transferred under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of the same class in issue at the date of issue or transfer save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue or transfer.

13.2	Listing of Plan Shares
If and so long as Plan Shares are traded on a recognised stock exchange, the Company will apply any necessary procedures for the listing of any Plan Shares issued under the Plan as soon as practicable.

14	Relationship of Plan to Contract of Employment

14.1	Contractual Provisions
Notwithstanding any other provision of the Plan:

•	the Plan shall not form part of any contract of employment between any Group Company and an Eligible Employee;

•
unless expressly so provided in his contract of employment, an Eligible Employee has no right to be made an Award and the receipt of an Award in one year is no indication that the Award Holder will be made any subsequent Awards;

•	the Plan does not entitle any Award Holder to the exercise of any discretion in their favour;

•
the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and

•
if an Eligible Employee ceases to be in Relevant Employment for any reason, he shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

14.2	Deemed Agreement
By accepting the making of an Award, an Award Holder is deemed to have agreed to the provisions of these Rules, including this Rule 14.

15	Administration of Plan

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15.1	Responsibility for administration
The Company, shall be responsible for, and shall have the conduct of, the administration of the Plan. The Board may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Rules.

15.2	Board’s decision final and binding
The decision of the Board shall be final and binding in all matters relating to the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

15.3	Discretionary nature of Awards
All Awards shall be made entirely at the discretion of the Board.

15.4	Provision of information
An Award Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under section 421J of ITEPA 2003 in the UK or any local requirements in other countries.

15.5	Cost of Plan
The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary.

15.6	Data protection
By accepting the making of an Award, an Award Holder is deemed to consent to the holding, processing and transfer of personal data in relation to the Award Holder by or to the Company, any Group Member, the Trustees, any third party broker, registrar or administrator or any future purchaser of the Company or relevant Group Member employing the Award Holder for all purposes relating to the operation of the Plan.

15.7	Third party rights
Nothing in these Rules confers any benefit, right or expectation on a person who is not an Award Holder. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of these Rules.

16	Amendment of Plan

16.1	Power to amend Plan
Subject to Rules 16.2 and 16.3, the Board may from time to time amend the Rules (including, for the purposes of establishing a sub-plan for the benefit of employees located overseas).

16.2	Amendments to Plan
Without the prior approval of the Company in general meeting, an amendment may not be made for the benefit of existing or future Award Holders to the Rules relating to:

•	the limit on the aggregate number of Plan Shares over which Awards may be made;

•	this Rule 16.2

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except for:

•	an amendment which is of a minor nature and benefits the administration of the Plan; or

•
an amendment which is of a minor nature and is necessary or desirable in order to take account of a change of legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company or some other Group Member.

16.3	Rights of existing Award Holders
An amendment may not adversely affect the rights of an existing Award Holder except where the Award Holder has approved the amendment.

16.4	Power to declare Awards Banked
If the Board in its absolute discretion considers it appropriate, it may determine that Unbanked Awards Bank in full or in part forthwith or on a specified future date, notwithstanding Rule 5.1 and subject to such further conditions as the Board may reasonably require.

17	Notices

17.1	Notice by Company
Save as provided for by law, any notice, document or other communication given by, or on behalf of, the Company or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

17.2	Notice to Company
Save as provided for by law any notice, document or other communication given to the Company in connection with the Plan shall be delivered by hand or sent by email, fax or post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Award Holders but shall not in any event be duly given unless it is actually received at the registered office or such e-mail or postal address.

18	Governing Law and Jurisdiction

18.1	Plan governed by English law
The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Award made under it shall be governed by English law.

18.2	English courts to have jurisdiction
The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

18.3	Jurisdiction agreement for benefit of Company
The jurisdiction agreement contained in this Rule 18 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

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18.4	Award Holder deemed to submit to such jurisdiction
By accepting the making of an Award, an Award Holder is deemed to have agreed to submit to such jurisdiction.

19	Interpretation

19.1	Definitions
In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:
Acting In Concert has the meaning given to that expression in The City Code on Takeovers and Mergers in its present form or as amended from time to time;
Asset Sale means the sale of all or substantially all (as determined by the Board) of the assets of the Company;
Award means an Option or a Conditional Share Award granted under the Plan;
Award Certificate means a statement in a form determined by the Company setting out details of the Award as set out in Rule 1.4;
Award Date means the date on which an Award is made in accordance with Rule 1.3;
Award Holder means an individual who holds an Award or, where the context permits, his legal personal representatives;
Award Price means the amount (if any) per Plan Share payable in pounds sterling on the exercise of an Option or the Vesting of a Conditional Share Award, determined in accordance with Rule 3;
Bank means an Award Holder becoming entitled to Vesting of his Award subject to an Exit Event and “Unbanked” shall be construed accordingly;
Board means the board of directors of the Company or a duly authorised committee of it;
Code means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder;
Company means Endava Limited incorporated in England and Wales under company number 05722669;
Conditional Share Award means a conditional right under the Plan to acquire Plan Shares;
Control has the meaning given to it by section 995 of ITA 2007;
Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;
Dealing Restrictions means restrictions on dealings imposed by statute, order or regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code;
Eligible Employee means an individual who at the Award Date is an employee of a Group Member;
Employees’ Share Scheme has the meaning set out in section 1166 of the Companies Act 2006;
Employer’s NIC means employer’s national insurance contributions liability or any local equivalent;

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Exercise Period means the period during which an Option may be exercised which, unless otherwise determined, will expire on the earlier of the tenth anniversary of the Award Date and 5 years from the date of Vesting;
Exit Event means a Liquidation, Listing, Share Sale or a distribution made in accordance with the Articles following an Asset Sale, or such other date as the Board determines that an Exit Event shall be deemed to have occurred in accordance with Rule 6.8;
Financial Conduct Authority means the “competent authority” as that expression is defined in Part VI of the Financial Services and Markets Act 2000;
Financial Year means a financial year of the Company;
Flotation means any of the following:

•
the admission by the Financial Conduct Authority (or any other competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000) of any of the issued equity share capital of the Company to the Official List and such admission becoming effective;

•	the admission by the London Stock Exchange of any of the issued equity share capital of the Company to trading on the Alternative Investment Market; or

•
any equivalent admission to any other “recognised investment exchange” (as that expression is defined in the Financial Services and Markets Act 2000) becoming unconditionally effective in relation to any of the issued equity share capital of the Company;

Flotation Date means the date on which Flotation occurs;
Gain means the difference between (i) the Market Value of a Plan Share on the date of exercise of an Option and (ii) the Award Price, multiplied by the number of Plan Shares in respect of which the Option is being exercised;
Good Leaver means an Award Holder who ceases to be in Relevant Employment by reason of:

•	injury, ill-health or disability;

•	retirement by agreement with the company by which he is employed;

•	the Award Holder being employed by a company which ceases to be a Group Member;

•	the Award Holder being employed in an undertaking or part of an undertaking which is transferred to a person who is not a Group Member; or

•	any other circumstances if the Board decides in any particular case.
Group means the Company and its Subsidiaries from time to time and Group Member shall be interpreted accordingly;
ITA 2007 means the Income Tax Act 2007;
ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;
Lapse Date means the earlier of the tenth anniversary of the Award Date and 5 years from the date of Vesting;
Liquidation means the liquidation or winding up of the Company (except for a solvent reorganisation, reconstruction or amalgamation where no cash or cash equivalent is distributed to shareholders of the Company);
London Stock Exchange means the London Stock Exchange plc or any successor body;
Market Value on any day means

(a)	if at the relevant time Plan Shares are listed in the Daily Official List of the London Stock Exchange (or any other recognised stock exchange within the meaning of section 1005 of ITA

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2007 or the Alternative Investment Market of the London Stock Exchange), the middle market quotation (as derived from that List) on the preceding Dealing Day; or

(b)	where such value is determined at or around the time of an Exit Event, the value of a Plan Share as implied by the terms of the relevant event, as reasonably determined by the Board; or

(c)
where Plan Shares are not so listed, the market value of a Plan Share calculated in accordance with the provisions of section 272 Taxation of Chargeable Gains Act 1992, as reasonably determined by the Board.

Model Code means the Model Code on directors’ dealings in securities as set out in Listing Rule 9, Annex 1 of the Listing Rules issued by the Financial Conduct Authority in its present form and as amended from time to time;
New Holding Company means a company which obtains Control of the Company where the New Holding Company’s shares are held in substantially the same proportions by substantially the same persons who previously held the Company’s shares;
Option means a right to acquire Plan Shares granted under the Plan;
Performance Period means the period in respect of which the Performance Targets are set;
Performance Target means a performance target imposed as a condition of the Vesting of an Award under Rule 4.1 and as substituted or varied in accordance with Rule 4.3;
Plan means Endava Limited Long Term Incentive Plan as amended from time to time;
Plan Shares means ordinary shares in the capital of the Company (or any shares representing them);
Relevant Employment means employment with any Group Member;
Reorganisation means any variation in the share capital of the Company, including but without limitation a recapitalisation, merger, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalisation which may include a capitalisation issue, rights issue, demerger or other distribution, a special dividend or distribution, share dividend, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company;
Rules means the rules of the Plan;
Share Sale means the disposal of 100% of the issued share capital of the Company other than where:

•	the disposal is to a New Holding Company in which case such company shall be considered to be the Company for the purpose of this definition; or

•	the relevant transfer is to a person or person(s) connected (within the meaning of section 993 of ITA 2007) with the transferring shareholder;
Subsidiary has the meaning set out in section 1159 of the Companies Act 2006;
Trustees means the trustees of any trust created by a Group Member which, when taken together with the Plan, constitutes an Employees’ Share Scheme;
Vest means an Award Holder becoming entitled to exercise an Option and in relation to a Conditional Share Award, means an Award Holder becoming entitled to have the Plan Shares transferred to him.

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19.2	Interpretation
In the Plan, unless otherwise specified:

•
save as provided for by law a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail; and

•	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

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Schedule 1 – Standard Banking Schedule

1.
Unless specified otherwise at the Award Date, the Awards shall Bank in five equal tranches based on the satisfaction of Performance Targets in respect of each Financial Year ending in the Performance Period, as follows:

Financial Year	Tranche	Proportion of tranche Banked at Threshold	Proportion of tranche Banked at Target
1	20%	30%	100%
2	20%	30%	100%
3	20%	30%	100%
4	20%	30%	100%
5	20%	30%	100%

2.
The Company may specify one or more Performance Targets in respect of any Financial Year, and may specify that these operate independently in respect of a proportion of an annual tranche or otherwise specify the interaction between the Performance Targets.

3.	None of the relevant proportion of an Award will Bank if the Threshold in respect of the relevant Performance Target is not met.

4.	Between Threshold and Target achievement level, the proportion of the tranche that Banks shall be calculated on a straight-line basis unless otherwise specified.

5.
Where the number of Plan Shares calculated above is not a whole number, the number of Plan Shares Vesting shall be rounded down to the nearest whole share. However, on the calculation of the level of Banking for the final tranche, any cumulative fractions of Plan Shares arising on the calculation of earlier tranches (prior to rounding) shall be added to the calculated amount and the rounded down figure calculated taking these into account.

6.	The date of Banking shall be the date on which the Board determines the level of achievement of the applicable Performance Targets and the related level of Banking.

7.	Threshold is defined each year by the Board.

8.	Target is defined each year by the Board.

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Schedule 2 – Standard Vesting Schedule

1.	Unless otherwise specified by the Board at the Award Date, the Award shall Vest on or after an Exit Event as follows:

Date	Level of Vesting
Date of Exit Event	Banked Awards x 25%	(A)
1st anniversary of Exit Event	(Cumulative Banked Awards x 50%) - A	(B)
2nd anniversary of Exit Event	Cumulative Banked Awards – A - B	(C)

2.
Where the second anniversary of the Exit Event occurs prior to the determination of the achievement of Performance Targets applicable to any part of the Award, the Award shall continue to Bank in accordance with the Rules and Banked Awards not previously Vested shall Vest on the date of Banking.

3.	Where the number of Plan Shares calculated above is not a whole number, the number of Plan Shares Vesting shall be rounded down to the nearest whole share.

4.	Cumulative Banked Awards shall take account of all Awards Banked on or before the relevant Vesting Date.